EXHIBIT 16

November 4, 2011

Office of the Chief Accountant
Securities and Exchange Commission
100 F Street, N. E.
Washington, D.C.  20549

Ladies and Gentlemen:

We have read the comments made regarding us in Item 4.01 of Form 8-K of Valley Commerce Bancorp and Subsidiary dated November 1, 2011 and filed November 4, 2011, and are in agreement with those statements.

Very truly yours,

/s/ Perry-Smith LLP

Sacramento, California

cc:           Mr. Thomas A. Gaebe
Audit Committee Chairman
Valley Commerce Bancorp and Subsidiary
701 W. Main Street
Visalia, California 93291